Exhibit 99.1

Akorn Names Erislandy (Dandy) Dorado-Boladeres as Executive Vice President of Global Quality

LAKE FOREST, Ill., March 21, 2019 – Akorn, Inc. (NASDAQ: AKRX), today announced that Dandy Dorado-Boladeres has been named as Executive Vice President of Global Quality, effective March 25, 2019. Mr. Dorado brings decades of pharmaceutical industry experience and expertise with a focus on operational quality and technical services. Mr. Dorado will report directly to Douglas Boothe, Akorn’s President and Chief Executive Officer, and play a critical role leading Akorn’s efforts to improve its operational efficiency and quality compliance. His experience and leadership will be a significant benefit as Akorn continues to promote a culture of compliance with an emphasis on safety, quality, performance and integrity.

Most recently, Mr. Dorado served as Vice President of Quality Affairs at American Regent, where he served on the executive leadership team. Previously, he served as a Sr Vice President of Global Quality Services at Teva and VP of International Quality Operations at Allergan/Actavis where he successfully led the integration of the Actavis Generics Quality Services unit with Teva. He also served in a variety of roles at Actavis Pharmaceuticals where he led efforts to implement standardized best-practices across 32 manufacturing sites in 17 countries. Prior to his tenure at Actavis, Mr. Dorado held a number of technical operational roles across the pharmaceuticals industry. He graduated with a B.S. in Chemistry from the University of Puerto Rico.

Douglas Boothe, President & CEO of Akorn, commented, “We are very pleased to announce Dandy as the newest member of the Akorn leadership team. Dandy’s deep expertise leading pharmaceutical organizations through challenging times will further strengthen Akorn. All quality functions will now be reporting to Dandy as part of our emphasis on accountability and cross-functional collaboration.”

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements", including expectations regarding operational efficiency, quality compliance, safety, performance, growth and other statements regarding Akorn’s plans and strategy. When used in this document, the words “will,” “expect,” “continue," “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against Akorn on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by Akorn with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, and (vii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and other risk factors identified from time to time in our filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Investors:
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Investor.relations@akorn.com

Media:
Robert Stanislaro / Camilla White
212-850-5600
Robert.Stanislaro@fticonsulting.com / Camilla.White@fticonsulting.com